                                 CYTOLOGY WEST, INC.
                              3753 Howard Hughes Parkway
                                      Suite 200
                               Las Vegas, Nevada 89109


                                   February 1, 1995


To: Each of the Target Entities
    (as identified on Exhibit A annexed hereto)

Gentlemen:

    This letter of intent summarizes the understanding reached in discussions which have occurred among Cytology West, Inc., a Delaware corporation ("CWI"), and each of the Licensee Corporations and Licensee Partnerships identified on EXHIBIT A annexed hereto (collectively, the "Target Entities") concerning a proposed acquisition (the "Proposed Acquisition") by CWI of the Target Entities.

     1. PROPOSED ACQUISITION. CWI will issue shares of its common stock as the consideration in the Proposed Acquisition, with the specific form and structure of the Proposed Acquisition (e.g., stock for assets, stock for equity interests, merger) to be agreed upon by CWI and each of the Target Entities (collectively, the "Parties") after review of tax, accounting, regulatory, contract, consent, diligence and other appropriate issues. An S-4 Registration Statement will be filed by CWI with, and be declared effective by, the Securities and Exchange Commission (the "SEC") in connection with the Proposed Acquisition as required by the Securities Act of 1933, as amended (the "1933 Act"), and applicable state Blue Sky laws. The common stock of CWI will concurrently be registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"). It is contemplated that the common stock of CWI will, upon declaration by the SEC of the effectiveness of the registrations and the consummation of the Proposed Acquisition, be traded on NASDAQ.

     2. VALUATION. Upon consummation of the Proposed Acquisition, the then existing equity holders of CWI will then own, and the holders of each of the Target Entities will receive in exchange for their equity interests In their respective Target Entity and thereafter own, common stock of CWI in an aggregate amount for CWI and each Target Entity which reflects the relative values of each of the Parties immediately prior to the consummation of the Proposed Acquisition (the "Relative Values"). The Parties have preliminarily determined their Relative Values by the following formula (the "Relative Valuation Formula"):

         RV   =     LV + AV + WV
                   ---------------
                   TLV + TAV + TWV

         Where:    RV   =    the Relative Value in dollars of a Party;

February 1, 1995
Page 2


                   LV   =    the dollar value of a Party's license with
                             Neuromedical Systems, Inc. (an "NSI License"),
                             determined by multiplying $0.81 times the
                             population (based on 1994 census data) of the
                             territory covered by the NSI License, which dollar
                             value in shown in column 3 of the table on EXHIBIT
                             B annexed hereto (the "License Value");
                   AV   =    the dollar value of the sum of the following
                             assets and liabilities of a Party immediately
                             existing prior to the consummation of the Proposed
                             Acquisition and which are in the case of a Target
                             Entity, acquired by CWT upon consummation of the
                             Proposed Acquisition:  (a) the cash of the Party
                             plus (b) the book value of all other assets of the
                             Party other than the NSI License and NSI Warrants
                             (as defined below), if any, and any other
                             intangible assets of the Party, less (c) the
                             amount of any liabilities of the Party (the
                             "Assets Value");
                   WV   =    the dollar value of any warrants to purchase
                             shares of common stock of Neuromedical Systems, Inc. ("NSI") ("NSI Warrants") held by a Party immediately existing prior to the consummation of the Proposed Acquisition and which are in the case of a Target Entity, acquired by CWI upon consummation of the Proposed Acquisition (the
                             "Warrant Value"). The Warrant Value is determined by multiplying (a) the aggregate number of shares of NSI common stock into which the NSI warrants are exercisable by (b) an amount equal to the difference between (i) $2.50, the agreed per share fair market value of NSI common stock (the "NSI
                             Per Share Value,), and (ii) the warrant exercise price for each share of NSI common stock into which the NSI Warrants are exercisable;

                   TLV  =    the total License Values of the Parties, as shown
                             in column 3 of the table on EXHIBIT B;

                   TAV  =    the total Assets Values of the Parties; and

                   TWV  =    the total Warrant Values of the Parties.

February 1, 1995
Page 3


    The Parties' preliminary determination of Relative Values is set forth in column 11 of the table on EXHIBIT B, and assumes for purposes of such preliminary determination that the represented territory populations are accurate and that the Warrant Values and Assets Values with respect to each of the Parties will be as set forth in columns 8 and 9, respectively, of such table.

    The Definitive Agreements (as hereinafter defined) will get forth the agreed Assets Value of each of the Parties for purposes of determining the Final Formula Derived Relative Values (as provided below), which agreed upon Assets Value shall also be the minimum Assets Value actually acquired by CWI from the Party at the time of the consummation of the Proposed Acquisition. The Definitive Agreements will permit each Target Entity to determine, prior to consummation of the Proposed Acquisition, whether or not to include any NSI Warrants held by such Target Entity in the assets to be acquired by CWI. However, each Target Entity presently anticipates that it would so include all of its NSI Warrants.

    The Relative Values of the Target Entities will be determined as of the consummation of the Proposed Acquisition (and following the determination with regard to the Assets Values and NSI Warrants to be included in the Proposed Acquisition) by the Relative Valuation Formula, using the License Values and the NSI Per Share Value as set forth on EXHIBIT B and the then actual warrant exercise price in effect for the applicable NSI Warrants (the "Final Formula Derived Relative Values").

    Prior to the consummation of the Proposed Acquisition, CWI and Papnet of Ohio, Inc. will retain an investment banking firm acceptable to each of the parties to render an opinion to CWI and Papnet of Ohio, Inc. that the terms of the Proposed Acquisition, it based upon the Final Formula Derived Relative Values, are fair from the standpoint of the equity holders of CWI and Papnet of Ohio, Inc. (the "Fairness Opinion"). Subject to the rendering of the Fairness Opinion, the Relative Values for purposes of allocating ownership of the CWI common stock shall be the Final Formula Derived Relative Values and not the Final Formula Derived Relative Values, shall be a final and conclusive determination binding upon all of the parties to the Proposed Acquisition. If the Fairness Opinion is not rendered without material qualification, any Party will be permitted to withdraw from the Proposed Acquisition.

    The Proposed Acquisition will be structured from a tax standpoint so that
(a) the existing equity holders of the Target Entities will not recognize gain or loss for income tax purposes upon consummation of the Proposed Acquisition and (b) the consummation of the Proposed Acquisition will not result in the imposition of any material tax liability on CWI. From an accounting standpoint, consideration will be given to structuring the Proposed Acquisition to account for it as a "pooling of interests."

     3. CONDITIONS. The obligation of each of the Parties to consummate the Proposed Acquisition will be subject to satisfaction of the requirements set forth in sections 1 and 2 and to the

February 1, 1995
Page 4


following conditions precedent, in addition to any other conditions contained herein or in the Definitive Agreements:

         (a) POST-CLOSING GOVERNANCE OF CWI. The Certificate of Incorporation and Bylaws of CWI will be in a form mutually acceptable to the Parties (as reflected in exhibits to the Definitive Agreements). The Board of Directors of CWI an of the Closing will consist of seven persons, and will include Richards, Dawson, Genberg and Kennedy, and three additional persons chosen one each by Carolina Cytology, ER Group and Missouri from among Kelley, Petitti, Ferger and Kinsey. CWI will attempt to obtain Directors' and Officers' insurance in amounts and containing coverage acceptable to the Board of Directors of CWI. Genberg shall have agreed to be employed by and serve as the Chief Executive officer of CWI on terms and conditions mutually acceptable to Genberg and CWI.

         (b) MARKET MAKER. Each of the Parties shall be reasonably assured that at least one reputable investment banking firm acceptable to each of the Parties will make a market in CWI common stock upon consummation of the Proposed Acquisition. The Ohio Company, McDonald & Company and Advest each has been deemed acceptable by each of the Parties.

         (c)  NSI MATTERS.  NSI shall have consented to the Proposed
Acquisition and agreed to modify its license agreements with each of the Parties, effective on or before consummation of the Proposed Acquisition, into either a single license agreement with CWI (if modified upon consummation of the Proposed Acquisition) or separate modified license agreements with each of the Parties (if modified before consummation of the Proposed Acquisition) (collectively, the "Modified License Agreement"). The Modified License Agreement shall be acceptable in form and substance to each of the Parties. The Parties contemplate that the Modified License Agreement will improve business relations without materially changing the aggregate economics of the license agreements presently in effect.

         (d) DEFINITIVE AGREEMENTS. All of the Parties shall have entered into definitive agreements among all of them (the "Definitive Agreements") with respect to the Proposed Acquisition containing mutually acceptable representations, warranties, covenants, closing conditions and other provisions.

         (e) BOARD AND SHAREHOLDER APPROVALS. The Boards of Directors (or comparable governing bodies) of each of the Parties shall have approved the execution and delivery of the Definitive Agreements and the consummation of the Proposed Acquisition. In addition, all requisite approvals of the shareholders (or other equity holders) of each of the Parties shall have been obtained and no dissenters, rights (or comparable rights) shall have been asserted by any such shareholder or other such equity holder.

February 1, 1995
Page 5


         (f) ACQUISITION OF ALL TARGET ENTITIES. The Proposed Acquisition shall be consummated simultaneously with respect to each of the Target Entities.

         (g) NSI WARRANTS. The Parties shall have reached mutual agreement regarding the timing and method for exercise of the NSI Warrants to be held by CWI following consummation of the Proposed Acquisition.

     4.  INTERIM PERIOD; EXECUTION OF DEFINITIVE AGREEMENTS.

         (a) PRELIMINARY NSI MATTERS. Following execution of this letter of intent, each of the Parties, through Genberg, Richards and Kinsey, each of whom is hereby appointed by the Parties for such purposes, shall exercise reasonable efforts to obtain, prior to February 28, 1995, preliminary consent from NSI to the Proposed Acquisition and to undertake negotiations with NSI with regard to the form of Modified License Agreement.

         (b) DEFINITIVE AGREEMENT. Upon receipt of the preliminary approval of NSI described in subsection (a) above, the Parties will use reasonable efforts to complete their negotiations and due diligence with respect to the Proposed Acquisition. Subject to the mutual satisfaction of the Parties with the results of such due diligence, the Parties will prepare and execute Definitive Agreements with regard to the Proposed Acquisition, with the intention of entering into the Definitive Agreements as promptly as practicable.

         (c) DUE DILIGENCE. Prior to the execution of Definitive Agreements, the Parties will complete their review of any and all matters that any of them deem necessary or appropriate, including, without limitation, all material contracts, books and records, title to and condition of assets, legal and regulatory issues, environmental compliance and labor and employment matters. The Parties recognize that certain financial and non-financial information will be required of each of them in connection with the contemplated registrations and agree to provide such information and other cooperation which may he reasonably requested in connection therewith.

         (d) CONFIDENTIALITY. None of the Parties shall disclose to any person (other than its employees, officers, directors, equity holders and representatives who need to know such information for purposes of pursuing the Proposed Acquisition) (i) the fact that discussions or negotiations are taking place concerning a Proposed Acquisition, (ii) any of the terms, conditions or other facts with respect to the Proposed Acquisition, including the status thereof, or (iii) any other non-public information furnished to any of the Parties pursuant to this letter of intent; provided, however, that Papnet of Ohio, Inc. may make such disclosures as it determines in good faith are required to be made under applicable federal and state securities laws. Prior to delivery, by any of the Parties to any of the other Parties, of information for which the delivering Party seeks confidential treatment, the Parties receiving such information shall, at the request of the delivering

February 1, 1995
Page 6


Party, enter into a non-disclosure agreement containing additional terms and conditions relating to confidentiality.

     5. COSTS AND EXPENSES. Certain costs and expenses will be incurred by or on behalf of some or all of the Parties in connection with the negotiation and consummation of the Proposed Acquisition, including, without limitation, accounting, legal, underwriting, fairness opinion and other coats and expenses (collectively, the "Transaction Expenses"). Each of the Parties does hereby (a) authorize Genberg, Richards and Kinsey to incur Transaction Expenses on behalf of the Parties (or any of them) and (b) agree to pay (either directly or by reimbursement, as directed by Genberg, Richards or Kinsey) its "Pro Rata Share, (as defined below) of any Transaction Expenses approved in advance of incurrence by Genberg, Richards or Kinsey in the event that, for any reason, the Proposed Acquisition is not consummated; provided, however, that in no event shall any Party be required to bear any Transaction Expenses incurred after it provides written notice to the other Parties of termination as provided for in Section 6. For purposes of this section 5, the "Pro Rata Share" of each Party is equal to its preliminary Relative Value set forth in column 11 of the table on EXHIBIT B. If the Proposed Acquisition is consummated, those Transaction Expenses which are reasonably incurred and approved in advance of incurrence by Genberg, Richards or Kinsey shall be borne by CWI.

     6. EXPIRATION. This letter of intent shall expire, and be of no force or effect, unless fully executed by each of the Target Entities by February 7, 1995. Any of the Parties may for any reason terminate its proposed participation in the Proposed Acquisition at any time prior to the execution by it of the Definitive Agreements by giving written notice thereof to the other Parties.

     7. GOVERNING LAW. This letter of intent shall be governed by and construed in accordance with the internal laws, and not the laws pertaining to conflicts of laws, of the State of Nevada.

     8. COUNTERPARTS. This latter of intent may be signed in multiple counterparts, any one of which need not contain the signatures of more than CWI and one Target Entity, but all such counterparts taken together shall constitute one and the same agreement.

     9. INTEGRATION; AMENDMENTS. This letter of intent sets forth the complete and entire understanding of the Parties with respect to the subject matter hereof, and may not be amended except in writing by all of the Parties.

    10. NON-BINDING NATURE OF LETTER; BINDING PROVISIONS. Except as hereinafter provided with respect to the binding nature of certain provisions hereof, (a) this letter of intent is intended only to express the mutual good faith intentions of the Parties and is not intended to constitute a binding agreement, (b) any of the Parties may at any time and in its sole discretion discontinue discussions concerning the Proposed Acquisition and/or terminate its proposed participation in the Proposed

February 1, 1995
Page 7


Acquisition as provided in section 6 and (c) each of the Parties reserves the right at any time prior to execution of the Definitive Agreements to refuse to enter into the Definitive Agreements. The Parties understand that no contract, agreement, arrangement or understanding providing for the acquisition (or offer to acquire) any of the Target Entities or for the purchase (or offer to purchase) or for voting of any of the equity securities of any of the Target Entities shall be deemed to exist between or among CWI and any of the Target Entities or their respective equity holders unless and until each of the Parties and all other necessary parties have executed fully and delivered mutually acceptable Definitive Agreements containing such covenants, representations, warranties, closing conditions and other provisions as the Parties may agree upon. Notwithstanding any provision contained in this Section 10 or elsewhere in this letter of intent to the contrary, upon execution of this letter of intent by each of the Target Entities pursuant to Section 6, the provisions of Sections 4(d), 5, 6, 7, 8, 9 and 10 shall represent the binding agreements of each of the Parties and shall survive any termination of this letter of intent or the discussions concerning the Proposed Acquisition.

    If this letter of intent accurately sets forth the understanding of the Parties, please so indicate by executing this original letter of intent and the enclosed duplicate original letters of intent where provided below and returning each of them to me. I will distribute an original fully executed letter of intent to each of the Target Entities for its files.

                                  Very truly yours,

                                  CYTOLOGY WEST, INC.


                                  By/s/ Carl Genberg
                                    ------------------------------------------
                                       Carl Genberg
                                       Its:  President

APPROVED, ACCEPTED AND AGREED:

Papnet Indiana L.P., Cytology Indiana, Inc.

By:/s/ Joseph Blancato                           Date:Feb. 1, 1995
   --------------------------------                   ------------------------
    Its:
        --------------------------

Papnet of Ohio, Inc.

By:/s/ David J. Richards                         Date:Feb. 1, 1995
   --------------------------------                   ------------------------
    Its:President
        --------------------------

February 1, 1995
Page 8


Carolina Cytology, Inc.

By:/s/ Rodney Kinsey                             Date:Feb. 8, 1995
   --------------------------------                   ------------------------
    Its:
        --------------------------

ER Group, Inc.

By:/s/ Thomas Kelley                             Date:Feb. 8, 1995
   --------------------------------                   ------------------------
    Its: President
        --------------------------


Papnet Utah, Inc.

By:/s/ Kent Dawson                               Date:Feb. 7, 1995
   --------------------------------                   ------------------------
    Its:
        --------------------------



By:                                              Date:
   --------------------------------                   ------------------------
    Its:
        --------------------------

                                      EXHIBIT A



                                   TARGET ENTITIES






                                 PAPNET OF OHIO, INC.

                          PAPNET INDIANA LIMITED PARTNERSHIP

                                   E R GROUP, INC.

                  CAROLINA CYTOLOGY GENERAL AND WARRANT PARTNERSHIP

                                  PAPNET UTAH, INC.

EXHIBIT B - CALCULATION METHOD-PERCENTAGE OF SHARES BY POPULATION, WARRANTS,
CASH.

    PAPNET OF OHIO, INC.                                NOTE
- ------------------------------              ----------------------------
Share Price                       $15.00    Agreed to by the parties.
Shares                         1,560,000    Calculated on effective date of
                                            acquisition, this figure is not
                                            exact.
Cash assets                      600,000    Calculated on effective date of
                                            acquisition, including costs and
                                            fees as credit.
NSI Warrants                   1,505,000    Calculated on effective date of
                                            acquisition.
NSI share Value                    $2.50    AGREED TO BY PARTIES AS OF THE DATE
                                            OF THE DATE OF THIS AGREEMENT.
Exercise Price                     $0.01    As agreed with NSI.

FORMULA FOR CALCULATING PER PERSON VALUE OF PAPNET OF OHIO:
- ----------------------------------------------------------

Papnet of Ohio
Market Cap                   23,400,000
Less Assets                   ($600,000)
Less NSI Warrants           ($3,777,550)
Net Value of Territor        19,022,450

TERRITORY PER CAPITA VALUE
- --------------------------

Chicago             8,476,000     Based on 1994 Yr. End Population
Ohio               11,119,000     Based on 1994 Yr. End Population
Kentucky            3,804,000     Based on 1994 Yr. End Population

Total Population   23,399,000
VALUE PER CAPIT         $0.81

                                   %         VALUE                         % OF    VALUE OF    VALUE OF                 % OF TOTAL
                POPULATION*   POPULATION  POPULATION    WARRANTS   E/P  WARRANTS   WARRANTS    CASHCASH     TOTAL VALUE     VALUE
Ohio*              23,299        44.29%   $19,022,450   1,505,000  $0.01     51%  $3,747,450    $600,000    $23,369,900     46.15%
West*               8,337        15.78%    $6,777,647           0                               $400,000     $7,177,647     14.18%
Missouri*           5,249         9.94%    $4,267,227     280,000  $0.49     10%    $562,800          $0     $4,830,027      9.54%
Utah*               1,880         3.56%    $1,528,365           0                                     $0     $1,528,365      3.02%
Georgia*            6,968        13.19%    $5,664,705     571,731  $0.49     20%  $1,149,179     $70,000     $6,883,884     12.60%
North Carolina*     6,968        12.24%    $5,685,029     571,731  $0.49     20%  $1,149,179     $10,000     $6,844,208     13.52%
Totals             52,826          100%    49,945,423   2,928,462           100%  $6,608,609  $1,080l000    $50,634,031       100%


*1994 Year End Population

                                SIDE LETTER AGREEMENT


Re:     Cytology West Inc. Letter of Intent dated February 1, 1995

The parties below have signed a Letter of Intent to effect a combination. A deadline of February 28, 1995, is given to Neuromedical Systems, Inc. to complete negotiations and finalize a new License Agreement for all of the parties. It is the intent of the parties to continue to operate under the non-binding Letter of Intent until such time as any party provides written notice of withdrawal as provided for in the Letter of Intent that they no longer are interested in pursuing the merger. The February 28, 1995, date is put into the agreement for the sole purpose of providing a deadline against which NSI will operate.

The parties also agree to give Tom Kelly veto power over any expense to be incurred prior to the time when a new license agreement is reached. Any expense so incurred will have to be approved by the Kinsey, Richards, Genberg committee and also by Tom Kelly before they are incurred.


APPROVED, ACCEPTED AND AGREED:

Papnet of Ohio, Inc.
- -----------------------------------

By:/s/ David J. Richards               Date:2/3/95
   --------------------------------         ----------------------------------
    Its:President
        --------------------------

- -----------------------------------

By:/s/ Cecil J. Petitti                Date:2/3/95
   --------------------------------         ----------------------------------
    Its:
        --------------------------

- -----------------------------------

Carolina Cytology All
- -----------------------------------

By:/s/ Rodney Kinsey                   Date:2/8/95
   --------------------------------         ----------------------------------
    Its:
        --------------------------

ER Group, Inc.
- -----------------------------------

By:/s/ Thomas Kelley                   Date:2/8/95
   --------------------------------         ----------------------------------
    Its:President
        --------------------------

- -----------------------------------

By:/s/ Kent Dawson                     Date:2/22/95
   --------------------------------         ----------------------------------
    Its:
        --------------------------